UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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SERVIDYNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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FOR IMMEDIATE RELEASE

CONTACT:	Alan R. Abrams, Chairman, President & Chief Executive Officer
(770) 953-0304 E-mail: alan.abrams@servidyne.com
ISS GOVERNANCE SERVICES RECOMMENDS APPROVAL OF
SERVIDYNE PROPOSAL TO INCREASE AUTHORIZED SHARES
ATLANTA, Georgia, September 2, 2008 — SERVIDYNE, INC. (NASDAQ — SERV), today announced that ISS Governance Services (ISS), an independent proxy advisory service, has recommended approval of the Company’s proposal to increase its authorized shares of common stock from 5 million shares to 10 million shares. ISS joins Glass Lewis in advising Servidyne shareholders to vote “FOR” the proposal at the Company’s upcoming annual meeting of shareholders on September 16, 2008.
Included in the new ISS report is its latest corporate governance quotient (CGQ) rating for Servidyne, which reflects that Servidyne outperformed over 80% of all companies ranked by ISS, based on up to 63 corporate governance variables used by ISS.
Established in 1925, Servidyne, Inc. is headquartered in Atlanta, Georgia, and operates globally through its wholly-owned subsidiaries. The Company provides comprehensive energy efficiency solutions, sustainability programs, and other products and services that significantly enhance the operating and financial performance of existing buildings. Servidyne enables customers to cut energy consumption and realize immediate cost savings across their portfolios, while reducing greenhouse gas emissions and improving the comfort and satisfaction of their buildings’ occupants. The Company serves a broad range of markets in the United States and internationally, including corporate, commercial office, hospitality, gaming, retail, industrial, distribution, healthcare, government, multi-family and education. Servidyne also engages in commercial real estate investment and development. The Company currently owns or controls shopping centers in the Southeast and Midwest and office properties in metropolitan Atlanta. For more information about Servidyne, please visit www.servidyne.com or call 770-953-0304.
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IMPORTANT INFORMATION
On August 13, 2008, Servidyne, Inc. filed with the Securities and Exchange Commission a definitive proxy statement and accompanying proxy card in connection with its annual meeting of shareholders, and on August 14, 2008, it began mailing these proxy materials to its shareholders. Servidyne shareholders are strongly advised to read Servidyne’s proxy statement as it contains important information. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and the annual, quarterly and current reports and other information filed by Servidyne with the Securities and Exchange Commission for free at the internet Website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Servidyne’s internet Website at www.servidyne.com or by writing to Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia, 30339-2029, Attn: Corporate Secretary. In addition, copies of Servidyne’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC at (203) 658-9400.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Certain statements contained in this letter are forward-looking statements within the meaning of federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other matters, including the risks and uncertainties set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, which may cause the actual results, performance or achievements of Servidyne, Inc. to be materially different from any past or future results, performance, or uncertainties expressed or implied by such forward-looking statements. Servidyne does not undertake to update these forward-looking statements.